EXHIBIT 99.2

CONSENT OF
JEFFERIES & COMPANY, INC.

Board of Directors
Roanoke Electric Steel Corporation

101 West Side Blvd, N.W.

Roanoke, VA 24017

                We hereby consent to the use of our opinion letter dated October 17, 2005 to the Board of Directors of Roanoke Electric Steel Corporation (“Roanoke Electric Steel”) included as Annex C of the proxy statement/prospectus which forms a part of the Registration Statement of Steel Dynamics, Inc. (“Steel Dynamics”) on Form S-4 relating to the proposed merger of Roanoke Electric Steel with a subsidiary of Steel Dynamics, and to the references to such opinion in such joint proxy statement/prospectus under the caption “THE MERGER—Opinion of Jefferies & Company, Inc.”  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

JEFFERIES & COMPANY, INC.

/S/ JEFFERIES & COMPANY, INC.

New York, NY
January 17, 2006